UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2015

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52975	20-0573058
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)

(702) 383-5242
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2015, Mr. Edward W. Martin III, age 50, was appointed as Chief Operating Officer of American Casino & Entertainment LLC (the “Company”), effective as of August 12, 2015, in addition to his role as Chief Financial Officer and Treasurer. Mr. Martin has served as the Company’s Chief Financial Officer and Treasurer since October 2008 and as a director since March 2009. The Company and Mr. Martin did not amend the amended and restated employment agreement between the Company and Mr. Martin, dated May 15, 2014 (the “Martin Agreement”), or enter into any new agreements or arrangements in connection with Mr. Martin becoming the Company’s Chief Operating Officer. The Martin Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2014, and the material terms of the Martin Agreement were described in such Form 8-K.

On August 11, 2015, Mr. Thomas E. Haas, age 54, was promoted to Senior Vice President of Finance and Principal Accounting Officer, effective as of August 12, 2015, replacing Mr. Martin as Principal Accounting Officer. The Company and Mr. Haas did not enter into any new agreements or arrangements in connection with Mr. Haas becoming the Company’s Principal Accounting Officer. Mr. Haas will continue to be a participant in the W2007/ACEP Holdings, LLC 2013 Management Incentive Plan. Mr. Haas has been with the Company since 2004 and has served as Vice President of Finance since October 2006.

A copy of the press release announcing the appointments described above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

By:	/s/ Frank V. Riolo
Frank V. Riolo
Chief Executive Officer

Date: August 17, 2015